As filed with the Securities and Exchange Commission on August 10, 2005

Registration No. 333-40740

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVOCENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	4991 Corporate Drive Huntsville, Alabama 35805 (256) 430-4000	91-2032368
(State of incorporation)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Apex Inc. Employee Stock Plan

Apex Inc. Employee Stock Purchase Plan

Cybex Computer Products Corporation 1998 Employee Stock Incentive Plan

Cybex Computer Products Corporation 1995 Employee Stock Option Plan

Cybex Computer Products Corporation 1995 Outside Directors Stock Option Plan

(Full title of the plan)

Samuel F. Saracino, Esq.
Executive Vice President of Legal and Corporate Affairs,
General Counsel, and Secretary

9911 Willows Road N.E.

Redmond, Washington 98052

(425) 861-5858

(Name, address, and telephone number of agent for service)

Copy to:

Patrick J. Schultheis, Esq.

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, WA 98104-7036

(206) 882-2500

A portion of the offering contemplated by this Registration is terminated.  Pursuant to the undertakings contained in Item 9 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister 4,000 shares originally registered by the Registration Statement for issuance pursuant to the Cybex Computer Products Corporation 1998 Employee Stock Incentive Plan that remained unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on August 9, 2005.

AVOCENT CORPORATION

By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Executive Vice President of Legal and Corporate Affairs, General Counsel, and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel F. Saracino, Edward H. Blankenship and Doyle C. Weeks and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John R. Cooper	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 9, 2005
John R. Cooper

/s/ Edward H. Blankenship	Senior Vice President of Finance, Chief Financial Officer, Treasurer, and Assistant Secretary (Principal	August 9, 2005
Edward H. Blankenship	Financial Officer and Principal Accounting Officer)

	Director	August 9, 2005
Harold D. Copperman

	Director	August 9, 2005
Francis A. Dramis, Jr.

*	Director	August 9, 2005
Edwin L. Harper

*	Director	August 9, 2005
William H. McAleer

*	Director	August 9, 2005
Stephen F. Thornton

	Director	August 9, 2005
David P. Vieau

*	President and Director	August 9, 2005
Doyle C. Weeks

* By:	/s/ Samuel F. Saracino
Samuel F. Saracino
Attorney-in-Fact